Exhibit 1.1
CERTIFICATE OF QUALIFIED PERSON
To:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Saskatchewan Securities Commission
Manitoba Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Registrar of Securities
Department of Justice, Government of the Northwest Territories
Nunavut Legal Registries, Government of Nunavut
Department of Community Service, Government of the Yukon Territory
Toronto Stock Exchange
I, Robert A. Horn, do hereby certify that:
1.	I am not currently employed. I continue to serve as a consultant to Inco Limited through the end of March 2006 after my retirement.

My residential address is:

2557 Killarney Road Victoria British Columbia V8P 3G6

I was employed as Vice President, Exploration by Inco Limited from February 1995 until mid-November 2004 and continued as an employee of Inco Limited through April 2005 at the following address:

Inco Limited 145 King Street West, Suite 1500 Toronto, Ontario M5H 4B7

2.	I graduated with a B.Sc. degree (Honours Geology) in 1965 from the University of Exeter in the United Kingdom. I also received a Diploma and a M.Sc., Geology from University College, London, United Kingdom in 1967.

3.	I am a member of the Association of Professional Geologists of Ontario (membership no. 0041) and have been a member since it was founded in 2000.

4.	1 have worked as a geologist for more than 35 years.

5.	I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.	Jointly with Dr. W.G. Bacon I am responsible for the preparation of the Goro Technical Report effective as of December 31, 2002 (the “Technical Report”) relating to the Goro Nickel-Cobalt Project, including Section 12 “Exploration” and Section 19 “Mineral Resources and Mineral Reserves Estimates” thereof. I visited the property between August 13-20, 2001 and March 24-28, 2002. The Technical Report was prepared in consultation with technical specialists in the fields of geology, mine engineering, metallurgy and project evaluation with Inco Limited or its affiliated companies.

7.	I have had prior involvement with the property that is the subject of the Technical Report. The nature of my prior involvement was in my capacity as Vice-President, Exploration, for Inco Limited.

8.	I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report where the omission to disclose it would make the Technical Report misleading.

9.	I am not independent of the issuer, Inco Limited, applying all of the tests in section 1.5 of NI 43-101, because I was employed by Inco Limited at the time that the Technical Report was prepared.

10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 24st day of October, 2005.

/s/ Robert Horn Signature of Qualified Person	(Seal or Stamp of Qualified Person)

Robert Horn Print name of Qualified Person

CONSENT OF QUALIFIED PERSON
To:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Saskatchewan Securities Commission
Manitoba Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Registrar of Securities
Department of Justice, Government of the Northwest Territories
Nunavut Legal Registries, Government of Nunavut
Department of Community Service, Government of the Yukon Territory
Toronto Stock Exchange
I, Robert A. Horn, do hereby consent to the filing of the written disclosure of the technical report titled “Goro Nickel-Cobalt Project located in the French overseas territorial community (collectivité territoriale) of New Caledonia” and effective as of December 31, 2002 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the take-over bid circular of Inco Limited dated October 21, 2005 (the “Circular”) which incorporates by reference the Annual Report on Form 10-K of Inco Limited which Annual Report contains extracts from or a summary of the Technical Report.
I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Circular contains any misrepresentation of the information contained in the Technical Report.
Dated this 24st Day of October, 2005.

/s/ Robert Horn Signature of Qualified Person	(Seal or Stamp of Qualified Person)

Robert Horn Print name of Qualified Person